DATE: July 12th

ALLIANCE DATA’S CANADIAN LOYALTY BUSINESS SIGNS MULTI-YEAR AGREEMENT WITH FORZANI GROUP LTD.

•	Alliance Data announced today that Forzani Group LTD. (FGL) has signed a multi-year renewal agreement as a national sponsor in Alliance Data’s Canadian AIR MILES® Reward Program. FGL is Canada’s largest and only national sporting goods retailer.

•	With 2006 revenues of more than $1.2 billion, FGL operates 479 stores across Canada under four corporate brands and 10 franchise brands.

•	FGL has been a sponsor in the AIR MILES Reward Program since July 1998. Customers can collect AIR MILES reward miles at four of Forzani’s brands including Sport Chek, Coast Mountain Sports, Sports Experts and Hockey Experts.

•	As Canada’s premier coalition loyalty program, approximately two-thirds of Canadian households actively collect reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 800 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise and more.

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